Exhibit 10.2

SECOND AMENDMENT TO THE PARTIES’
COMMERCIAL AGREEMENT

This Second Amendment to the Commercial Agreement (“Second Amendment”) is entered into and made effective this 31st day of August, 2026 (the “Second Amendment Effective Date”), by and among Caret Holdings, Inc. (“Company”), Carvana, LLC (“Dealer”), Carvana Insurance Services, LLC (“CIS”), and Carvana Group, LLC (“Parent”) (collectively, the entities Parent, CIS, and Dealer shall be referred to as “Carvana”). Carvana and Company shall be referred to as the “Parties,” and each a “Party.”

WHEREAS, Carvana and Company entered into that certain Commercial Agreement dated October 1, 2021, as amended by the First Amendment to the Commercial Agreement dated May 13, 2022, and as may be further amended or modified from time to time (the “Agreement”); and

WHEREAS, Carvana and Company wish to further modify the Agreement to provide for the amended terms and conditions, as described herein.

NOW, THEREFORE, in consideration of the promises, mutual covenants, and agreements as described in the Agreement and this Second Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

1.Term (Section 16 of the Agreement)

Section 16 of the Agreement is hereby deleted in its entirety and replaced with the following:

“(a) The Term of the Agreement shall be two (2) years from the Second Amendment Effective Date (the “Amended Initial Term”). At the end of the Amended Initial Term and each Amended Renewal Term, as applicable, this Agreement shall automatically renew for additional, successive terms of twelve (12) months (each an “Amended Renewal Term” and, together with the Amended Initial Term, the “Amended Term”), unless terminated by either Party by providing written notice to the other Party no later than 180 days prior to the beginning of any Amended Renewal Term.

For the avoidance of doubt, the Amended Term replaces and supersedes the Initial Term and Renewal Term as previously defined in the Agreement.

(b) Material Breach; Cure; Remedies. Subject to a specific cure provision that may apply to a term of this Agreement, which shall control with respect to such term, a Party may terminate this Agreement for material breach by another Party that remains uncured for 30 days after written notice describing the breach in reasonable detail. If a non-monetary breach is not reasonably capable of being cured during that period, the breaching Party will retain the right to cure while it promptly commences and diligently pursues cure, subject to an outside period of 30 additional days.”

2.Exclusivity (Schedule 1 to the Agreement)

Schedule 1 (Exclusivity) to the Agreement is hereby deleted in its entirety and replaced with a revised and amended Schedule 1, which is attached hereto as Exhibit A. No prior exclusivity definition, restriction, exception, or special remedy survives unless expressly restated in Exhibit A.

3.Insurance Commission Floor (Schedule 3.1 to the Agreement)

The Commission Tiers table set forth in Schedule 3.1 to the Agreement (as amended by the First Amendment) shall be deleted in its entirety and replaced with the table set forth in Exhibit B and Schedule 3.1 shall be further amended as described in Exhibit B.

4.Relationship Manager (Schedule 6 to the Agreement)

Schedule 6 to the Agreement is hereby amended to replace the Relationship Manager for the Company as set forth in Exhibit C.

5.Restated Warrants

The terms relating to the Company Warrants, including the cancellation of existing warrants, issuance of replacement warrants, and the interpretation of warrant-related references in this Agreement, shall be as set forth in Exhibit D.

6.General Provisions

(a) Except as expressly modified by this Second Amendment, all other terms and conditions of the Agreement shall remain in full force and effect.

(b) In the event of any conflict between the terms of this Second Amendment and the Agreement, this Second Amendment shall control.

(c) This Second Amendment may be executed in separate counterparts, each of which will be deemed an original and all of which, when taken together, will constitute one and the same agreement.

(d) Capitalized terms used but not defined in this Second Amendment shall have the meanings ascribed to them in the Agreement.

IN WITNESS WHEREOF, the Parties acknowledge their receipt, review, understanding, and acceptance of this Second Amendment, effective as of the Second Amendment Effective Date.

Caret Holdings, Inc.		Carvana, LLC
By:	/s/ Jonathan Allison	By:	/s/ Paul Breaux
Name:	Jonathan Allison	Name:	Paul Breaux
Title:	Chief Administrative Officer	Title:	Vice President
Date:	9/1/2026	Date:	8/31/2026

Carvana Insurance Services, LLC		Carvana Group, LLC
By:	/s/ Paul Breaux	By:	/s/ Paul Breaux
Name:	Paul Breaux	Name:	Paul Breaux
Title:	Vice President	Title:	Vice President
Date:	8/31/2026	Date:	8/31/2026